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CORDOVANO AND HARVEY, P.C.
Certified Public Accountants
201 Steele Street
Suite 300
Denver, Colorado 80206
(303) 329-0220 (telephone)     (303) 316-7493 (facsimile)




                  INDEPENDENT AUDITOR'S CONSENT


Securities and Exchange Commission
450 Fifth Street, NW
Judiciary Plaza
Washington, DC 20549

     Re: SkyLynx Communications, Inc.


     We consent to the use of our opinion dated March 4, 1998 in the Form S-8 Registration Statement, dated March 15, 1999.


Cordovano and Harvey, P.C.
Denver, Colorado
March 12, 1999